Exhibit 99.1

ConvergeOne Announces Second Quarter 2018 Financial Results

Second quarter 2018 revenue of $391.0 million

Adjusted EBITDA per credit agreement of $45.1 million

Adjusted earnings per diluted share of $0.28

Reaffirms Full Year 2018 Guidance

EAGAN, Minn., August 9, 2018 — ConvergeOne Holdings, Inc. (NASDAQ: CVON) (“ConvergeOne” or the “Company”), a leading global IT services provider of collaboration and technology solutions, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

•	Total revenue of $391.0 million, an increase of 104.4% year-over-year.

•	Services revenue of $193.8 million, accounting for 49.6% of total revenue.

•	Collaboration revenue of $257.2 million, accounting for 65.8% of total revenue.

•	GAAP net loss of $7.5 million. GAAP net loss to common shareholders of $6.0 million, including the presentation effect of $(1.4) million of earnout consideration related to compensation expense. (1)

•	Adjusted EBITDA per credit agreement of $45.1 million, an increase of 98.3% year-over-year.

•	Adjusted net income of $22.8 million, Adjusted earnings per diluted share (“Adjusted EPS”) of $0.28.

“We are pleased with our second quarter results, which reflect strong execution across the board including robust growth of our Services and Collaboration revenues and ongoing realization of synergies from recent acquisitions,” said John A. McKenna Jr., Chairman and CEO, ConvergeOne. “Our strong first half financial results and momentum in our pipeline and backlog give us increased confidence in our full year outlook. As a result we are reaffirming our 2018 guidance.”

Second Quarter 2018 Financial Results:

•	Total revenue for the quarter ended June 30, 2018 was $391.0 million compared to $191.3 million in the second quarter of 2017.

•

Services revenue for the second quarter of 2018 was $193.8 million, an increase of 127.7% compared to $85.1 million in the second quarter of 2017. Services revenue accounted for 49.6% of total revenue compared to 44.5% in the second quarter of 2017.

•	Technology Offerings revenue for the second quarter of 2018 was $197.2 million, an increase of 85.6% compared to $106.2 million in the second quarter of 2017.

•

Gross Profit for the quarter ended June 30, 2018 was $114.3 million compared to $57.8 million in the second quarter of 2017. Gross margin for the second quarter of 2018 was 29.2% compared to 30.2% for the second quarter of 2017.

•	Services gross profit was $69.7 million for the second quarter of 2018, compared to $33.1 million in the second quarter of 2017.

•	Technology Offerings gross profit was $44.6 million for the second quarter of 2018, compared to $24.7 million in the second quarter of 2017.

•

GAAP net loss was $7.5 million for the quarter ended June 30, 2018, compared to a GAAP net loss of $11.4 million in the second quarter of 2017. GAAP net loss to common shareholders, including the presentation effect of $(1.4) million of earnout consideration related to compensation expense for earnings per share purposes, was $6.0 million for the quarter ended June 30, 2018, compared to a GAAP net loss of $11.4 million in the second quarter of 2017. (1) Second quarter 2018 GAAP net loss to common shareholders includes $14.7 million of costs related to the refinancing of the Company’s 2017 Term Loan Agreement, $6.2 million of transaction costs primarily associated with the integration of recent acquisitions and a $5.1 million non-recurring adjustment to the Company’s previously recorded bargain purchase gain on the acquisition of Arrow Electronics’ Systems Integration Business.

•

Adjusted EBITDA per credit agreement for the quarter ended June 30, 2018 was $45.1 million, an increase of 98.3% compared to Adjusted EBITDA per credit agreement of $22.7 million in the second quarter of 2017.

•

Adjusted net income for the quarter ended June 30, 2018 was $22.8 million, or $0.28 per diluted share based on 82.3 million weighted-average diluted common shares outstanding, compared to $2.6 million in the second quarter of 2017.

•

Net cash used in operating activities for the six months ended June 30, 2018 was $1.4 million, and capital expenditures totaled $7.6 million, compared with cash used in operating activities of $0.8 million and capital expenditures of $3.9 million for the prior year’s period.

Balance Sheet and Liquidity

•

At June 30, 2018, ConvergeOne had $17.5 million in cash, compared to $13.5 million at the end of 2017. Net of debt issuance costs, total debt outstanding at June 30, 2018 was $699.8 million, compared to $572.1 million at the end of 2017.

Dividend

•

On August 8, 2018, ConvergeOne’s Board of Directors declared a regular quarterly cash dividend of $0.02 per share to be paid on September 14, 2018 to stockholders of record as of August 24, 2018. ConvergeOne’s Board of Directors anticipates declaring this dividend in future quarters on a regular basis; however, future declarations are subject to Board of Directors’ approval and may be adjusted as business needs or market conditions change.

2018 Financial Expectations

ConvergeOne management is reaffirming its full year 2018 financial outlook:

•	Revenue is expected to be in the range of $1,450 to $1,550 million.

•	Gross profit margin is expected to be in the range of 29.5% to 30.5%.

•	Adjusted EBITDA per credit agreement is expected in the range of $155 to $165 million.

•	Adjusted Net Income is expected to be in the range of $70 to $78 million.

•	Adjusted EPS is expected to be in the range of $0.91 to $1.01 based on 77 million weighted average shares outstanding on a diluted basis.

Earnings Teleconference Information

ConvergeOne will discuss its second quarter 2018 financial results during a teleconference today, August 9, 2018, at 8:00 AM ET. The conference call can be accessed at (866) 777-2509 (domestic) or (412) 317-5413 (international), conference ID# 10122610. A replay of the conference call will be available through 10:00 AM ET August 16, 2018 at (877) 344-7529 (domestic) or (412) 317-0088 (international). The replay passcode is 10122610. The call will also be broadcast simultaneously at https://investor.convergeone.com/. Following the completion of the call, a recorded replay of the webcast will be available on ConvergeOne’s website.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT services provider of collaboration and technology solutions for large and medium enterprises with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 9,000 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys and Microsoft to customize specific business outcomes. We deliver solutions with a full lifecycle approach including strategy, design and implementation with professional, managed and support services. ConvergeOne holds more than 6,000 technical certifications across hundreds of engineers throughout North America including three Customer Success Centers. More information is available at www.convergeone.com.

Footnotes

(1)

In the first quarter of 2018, the Company recorded total estimated earnout consideration of $126.9 million related to the merger of Forum Merger Corporation and ConvergeOne, as the March 31, 2018 last twelve months pro forma EBITDA, as calculated in accordance with the merger agreement, was in excess of $155.0 million, and therefore, the first two tranches of the earnout have been deemed to be achieved. The total earnout consideration was subsequently adjusted to $125.5 million when the Earnout shares were actually issued in May 2018. The earnout consideration was recorded as an equity transaction of $124.0 million and compensation expense of $1.4 million. For accounting presentation purposes, the equity portion of the earnout consideration is reflected as a reduction of the net income available to common shareholders.

Forward Looking Statements

This press release includes “forward-looking statements” regarding ConvergeOne with respect to its financial condition, its results of operations, its intended future capital return and its next quarterly cash dividend; the future impact of momentum in its pipeline and backlog; and its financial outlook for 2018. These forward-looking statements reflect ConvergeOne’s current views and information currently available. This information is, where applicable, based on estimates, assumptions and analysis that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding ConvergeOne’s plans, strategies, objectives, targets and expected financial performance.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of ConvergeOne. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the possibility that ConvergeOne may be adversely affected by economic, business, and/or competitive factors; (2) ConvergeOne’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses; (3) changes in applicable laws or regulations; and (4) other risks and uncertainties indicated from time to time in the reports ConvergeOne files with the Securities and Exchange Commission (“SEC”) including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information, cost savings, synergies and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information herein speaks only as of (1) the date hereof, in the case of information about ConvergeOne, or (2) the date of such information, in the case of information from persons other than ConvergeOne. Except as required under applicable law, ConvergeOne undertakes no duty to update or revise the information contained herein.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), ConvergeOne also presents the following non-GAAP measures of financial performance: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted EPS.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP and should not be considered a measure of the Company’s liquidity. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted EPS as non-GAAP financial measures in this press release. The Company defines adjusted EBITDA as net income (loss) plus (a) total depreciation and amortization, (b) interest expense and other, net, and (c) income tax expense, as further adjusted to eliminate non-cash stock-based compensation expense, acquisition accounting adjustments, transaction costs, and other one-time nonrecurring costs. The Company defines Adjusted EBITDA per credit agreement as Adjusted EBITDA plus (a) Board of Directors related expenses (b) one time and non-recurring process and efficiency improvements, (c) pro forma synergies, and (d) EBITDA per acquisition. The Company defines

Adjusted net income as net income (loss) adjusted to exclude (a) amortization of acquisition-related intangible assets, (b) amortization of debt issuance costs, (c) non-cash share-based compensation expense, (d) costs related to debt refinancing, (e) acquisition accounting adjustments, (f) transaction costs, (g) other costs, and (h) the income tax impact associated with the foregoing items. The Company defines Adjusted EPS as Adjusted net income divided by weighted shares outstanding on a diluted basis.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. ConvergeOne management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

The Company has not reconciled its Adjusted EBITDA per credit agreement and Adjusted Net Income 2018 outlook to GAAP net income, or its Adjusted EPS 2018 outlook to GAAP EPS, because the reconciling items between such GAAP and Non-GAAP financial measures cannot be reasonably predicted or accurately forecasted due to the uncertain of timing and the magnitude of the reconciling items, and therefore, is not available without unreasonable effort.

ConvergeOne Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	As of	As of
	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current Assets
Cash	$17,529	$13,475
Trade accounts receivable, less allowances	357,554	289,236
Inventories	25,161	14,717
Prepaid expenses and other current assets	14,864	9,294
Deferred customer support contract costs	44,057	35,151
Income tax receivable	20,509	10,576

Total current assets	479,674	372,449

Other Assets
Goodwill	331,377	331,456
Finite-life intangibles, net	166,552	173,642
Property and equipment, net	37,217	36,659
Deferred customer support contract costs, noncurrent	3,420	3,915
Non-current income tax receivable	579	2,620

Total other assets	539,145	548,292

Total assets	$1,018,819	$920,741

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Current maturities of long-term debt	$6,700	$5,652
Accounts payable	189,770	157,778
Customer deposits	20,580	22,498
Accrued compensation	22,431	34,522
Accrued other	38,267	27,362
Earnout consideration payable	66,000	—
Deferred revenue	91,203	68,127

Total current liabilities	434,951	315,939

Long-Term Liabilities
Long-term debt, net of debt issuance costs and current maturities	693,075	566,424
Deferred income taxes	4,838	18,056
Long-term income tax payable	38	1,563
Deferred revenue and other long-term liabilities	14,084	13,118

Total long-term liabilities	712,035	599,161

Commitments and Contingencies
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 76,341,016 shares issued and outstanding as of June 30, 2018; 39,860,610 shares issued and outstanding as of December 31, 2017*	8	4
Class B convertible common stock, $0.0001 par value; 16,000,000 nonvoting shares authorized; 6,585,546 nonvoting shares issued and outstanding as of December 31, 2017*	—	1
Subscription receivable from related party	—	(1,805)
Additional paid-in capital	48,775	13,464
Accumulated deficit	(176,950)	(6,023)

Total stockholders’ equity (deficit)	(128,167)	5,641

Total liabilities and stockholders’ equity (deficit)	$1,018,819	$920,741

*	Retroactively restated for the effect of the reverse recapitalization

ConvergeOne Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue
Technology offerings	$197,162	$106,203	$338,616	$194,168
Services	193,849	85,119	358,736	180,120

Total revenue	391,011	191,322	697,352	374,288

Cost of revenue
Technology offerings	152,529	81,544	258,135	150,288
Services	124,154	51,991	236,504	112,920

Total cost of revenue	276,683	133,535	494,639	263,208

Gross profit
Technology offerings	44,633	24,659	80,481	43,880
Services	69,695	33,128	122,232	67,200

Total gross profit	114,328	57,787	202,713	111,080

Operating expenses
Sales and marketing	51,144	28,079	97,698	58,247
General and administrative	27,767	9,695	56,311	21,604
Transaction costs	6,204	922	12,051	2,035
Depreciation and amortization	12,018	6,959	23,357	13,985

Total operating expenses	97,133	45,655	189,417	95,871

Operating income	17,195	12,132	13,296	15,209

Other (income) expense
Interest income	(17)	(4)	(65)	(7)
Interest expense	26,507	22,785	37,735	31,781
Preliminary bargain purchase gain	5,085	—	(10,973)	—
Other expense, net	9	5	26	5

Total other expense, net	31,584	22,786	26,723	31,779

Loss before income taxes	(14,389)	(10,654)	(13,427)	(16,570)
Income tax (benefit) expense	(6,928)	713	(14,772)	(2,082)

Net income (loss)	(7,461)	(11,367)	1,345	(14,488)

Earnout consideration	1,436	—	(124,005)	—

Net loss available to common shareholders	$(6,025)	$(11,367)	$(122,660)	$(14,488)

Net loss per common share:
Basic and diluted	$(0.08)	$(0.29)	$(1.93)	$(0.36)

Weighted average number of shares outstanding:
Basic and diluted	75,222,455	39,860,619	63,487,614	39,870,980

Cash dividends declared per common share	$0.02	$—	$0.02	$—

ConvergeOne Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended
	June 30,
	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$1,345	$(14,488)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Preliminary bargain purchase gain	(10,973)	—
Depreciation of property and equipment in operating expense	5,258	2,805
Depreciation of property and equipment in cost of revenue	2,792	690
Amortization of finite-life intangibles	18,099	11,180
Change in fair value of acquisition-related contingent consideration	(956)	—
Deferred income taxes	(7,793)	(2,492)
Amortization of debt issuance costs	799	1,755
Loss on extinguishment of debt	14,732	13,638
Stock-based compensation expense	6,431	330
Other	(46)	5
Changes in assets and liabilities, net of business acquisition in 2018:
Trade accounts receivable	(3,892)	9,773
Inventories	(7,809)	1,101
Prepaid expenses, deferred customer support contract costs and other	(503)	(193)
Income tax receivable	(7,893)	—
Accounts payable and accrued expenses	(5,599)	(20,904)
Customer deposits	(1,919)	1,240
Income tax payable	(1,525)	(3,846)
Deferred revenue and other long-term liabilities	(1,910)	(1,437)

Net cash used in operating activities	(1,362)	(843)

Cash Flows from Investing Activities
Purchases of property and equipment	(7,595)	(3,891)
Acquisition of business, net of cash acquired	(27,030)	—

Net cash used in investing activities	(34,625)	(3,891)

Cash Flows from Financing Activities
Proceeds from revolving credit agreement	139,000	18,000
Repayment of revolving credit agreement	(119,000)	(18,000)
Proceeds from term notes, less discount	670,000	435,700
Payment on long-term debt	(562,325)	(414,138)
Payment of deferred financing costs	(9,414)	(5,330)
Payment of extinguishment charges	(5,684)	(3,353)
Dividends paid	(1,527)	—
Repurchase of common stock	—	(385)
Proceeds from subscription receivable	1,805	—
Proceeds from Forum cash	147,335	—
Payment of reverse recapitalization costs	(28,204)	—
Payment to former C1 Securityholders	(182,847)	—
Repurchase of warrants	(9,098)	—
Deferred offering costs	—	(1,772)

Net cash provided by financing activities	40,041	10,722

Net increase in cash	4,054	5,988
Cash—beginning of the period	13,475	9,632

Cash—end of the period	$17,529	$15,620

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		(in thousands)
Adjusted EBITDA reconciliation:
Net income (loss)	$(7,461)	$(11,367)	$1,345	$(14,488)
Depreciation and amortization (a)	13,351	7,317	26,149	14,675
Preliminary bargain purchase gain	5,085	—	(10,973)	—
Other expense, net	26,499	22,786	37,696	31,779
Income tax (benefit) expense	(6,928)	713	(14,772)	(2,082)

EBITDA	30,546	19,449	39,445	29,884
Stock-based compensation expense	45	174	6,431	330
Acquisition accounting adjustments (b)	1,700	9	3,264	3
Transaction costs (c)	6,204	922	12,051	2,035
Other costs (d)	59	753	394	2,136

Adjusted EBITDA	38,554	21,307	61,585	34,388
Additional Adjustments:
Board of Directors related expense	394	(272)	434	(225)
One time and non-recurring process and efficiency improvements (e)	2,204	1,694	3,114	2,482
Pro Forma synergies (f)	3,926	—	6,652	1,533
EBITDA per acquisition (g)	—	—	2,160	—

Adjusted EBITDA per Credit Agreement	$45,078	$22,729	$73,945	$38,178

(a)	Depreciation and amortization equals the sum of depreciation and amortization included in total operating expenses and depreciation and amortization included in total cost of revenue.
(b)	Acquisition accounting adjustments include charges associated with non-cash acquisition accounting fair value adjustments to deferred revenue and deferred customer support costs.
(c)

Transaction costs of (1) $6.2 million for the three months ended June 30, 2018 include $1.8 million related to transaction-related professional fees, including legal, accounting, tax, and advisory fees, $3.3 million of acquisition-related integration costs, and acquisition-related expenses of $1.1 million related to severance charges and employee retention bonuses, and (2) $0.9 million for the three months ended June 30, 2017 include acquisition-related expenses of $0.4 million related to transaction-related professional fees and expenses, and $0.5 million of acquisition-related integration costs.

(d)

Other costs of (1) $0.1 million for the three months ended June 30, 2018 represent one-time recruiting expenses, and (2) $.8 million for the three months ended June 30, 2017 include expenses of $0.3 million related to severance and related legal expenses and $0.5 million related to payments to Clearlake for advisory and consulting services pursuant to its management and monitoring services agreement.

(e)

One time and non-recurring process and efficiency improvements of $2.2 million in the three months ended June 30, 2018 primarily related to Cloud product development activities related to the launch of our Cloud platforms and costs associated with the process of going public. One time and non-recurring process and efficiency improvements costs for the three months ended June 30, 2017 include $1.1 million of Cloud product development activities related to the launch of our Cloud platforms, and $0.5 million related to rating agency fees.

(f)	Pro Forma synergies represent unrealized cost synergies of acquired companies post-close.
(g)	EBITDA per acquisition is the acquired companies EBITDA prior to the Company’s ownership.

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Adjusted net income reconciliation:
Net income (loss)	$(7,461)	$(11,367)	$1,345	$(14,488)
Amortization of intangible assets	9,367	5,551	18,099	11,180
Amortization of debt issuance costs	358	849	799	1,755
Preliminary bargain purchase gain	5,085	—	(10,973)	—
Stock-based compensation expense	45	174	6,431	330
Costs related to debt financing	14,732	13,638	14,732	14,194
Acquisition accounting adjustments	1,700	9	3,264	3
Transaction costs	6,204	922	12,051	2,035
Other costs	59	753	394	2,136
Income tax impact of adjustments	(7,339)	(7,945)	(12,319)	(11,026)

Adjusted net income	$22,750	$2,584	$33,823	$6,119

Adjusted Net Income per share
Adjusted EPS—Basic	$0.30		$0.53

Adjusted EPS—Diluted	$0.28		$0.48

Weighted average number of shares outstanding (a)
Basic shares	75,222		63,488
Diluted Shares	82,340		69,909

(a)

The weighted average diluted shares includes the effect of the common share equivalents for the quarter. The amount differs from diluted shares in the financial statements, as common share equivalents were excluded for financial reporting purposes, due to the anti-dilutive effect since there was a net loss to common shareholders. Diluted shares for Adjusted EPS include approximately 7.1 million of equivalent common shares representing the liability for the 2018 and 2019 Earnout Cash Payments of $66,000,000. If Clearlake elects to pay the Earnout in cash, these additional common share equivalents would not be included in the calculation of Adjusted EPS – Diluted.

Contacts:

Media Contacts:

Scott Clark

Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com

Investor Relations:

Scott MacDonald

651-393-6399

smacdonald@convergeone.com